                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934.


         Date of report (Date of earliest event reported): June 2, 1999


                           Commission File No. 0-24833


                          FUTURELINK DISTRIBUTION CORP.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


           Colorado                                      95-3895211
--------------------------------------------------------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)


300, 250 - 6th Avenue S.W., Calgary, Alberta CANADA                    T2P 3H7
--------------------------------------------------------------------------------
    (Address of principal executive offices)                          (ZIP Code)


                                 (403) 216-6000
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 2, 1999, the Registrant entered into an arm's length agreement to acquire all of the issued and outstanding shares of Executive LAN Management, Inc. of Irvine, California, which carries on business as Micro Visions ("Micro Visions"). Founded in 1987, Micro Visions is one of North America's leading server-based computing systems integrators. As well as Irvine, Micro Visions has branch offices in Atlanta, Las Vegas, Los Angeles, Phoenix and Raleigh/Durham. Micro Visions has approximately 80 employees and had revenues of $13.7 million in 1998.

         In 1998, Micro Visions was the no. 1 (1997 - no. 2) reseller and integrator of products from Citrix Systems Inc. in North America. Citrix products provide the foundation for the Registrant's main Application Service Provider (ASP) business.

         The closing of the acquisition, expected by September of 1999, is subject to several conditions, including approval by the Registrant's shareholders. Under the agreement, Micro Vision' shareholders (the family of Glen Holmes) will receive $12 million in cash and 6 million post-reverse split shares of the Registrant's common stock upon closing. In addition, Micro Visions' shareholders could gain a further 2.4 million post-reverse split shares of the Registrant based on achievement of certain performance criteria in 1999. The Registrant has advanced a $1 million deposit toward the cash portion of the acquisition price in conjunction with the signing of the acquisition agreement. Based on the Registrant's stock price at close of market on June 2, 1999, the consideration to be paid to Micro Visions' shareholders (not including the up to 2.4 million additional shares of the Registrant, which can be earned) is worth approximately $51 million.

         The initial $1 million deposit was funded from the proceeds of the Registrant's recently completed private placement offering through Commonwealth Associates (see the Form 8-K of the Registrant filed May 7, 1999). The Registrant plans to fund the remaining $11 million cash portion of the purchase price by raising additional debt and equity financing between now and the closing which is anticipated to occur in late September, 1999.

         Upon closing, it is anticipated that Cameron Chell, currently the Registrant's President and Chief Executive Officer ("CEO"), will remain CEO of the combined companies. Glen Holmes, 42, the founder and CEO of Micro Visions, will become President of the Registrant and is to be nominated to the Registrant's board of directors. It is intended that the merged company will be renamed FutureLink Corp. (subject to shareholder approval) and be headquartered in Irvine, California, with the Registrant retaining executive offices in Calgary, Alberta.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(A)      FINANCIAL STATEMENTS OF BUSINESS TO BE ACQUIRED:

         The financial statements for Micro Visions for the 12 month periods ended December 31, 1997 and 1998 and for the three month periods ended March 31, 1998 and 1999 required by this item are attached.

(B)      PRO FORMA FINANCIAL INFORMATION:

         Pro forma financial information for the merged companies based on financial statements for the three month period ended March 31, 1999 and for the twelve month period ended December 31, 1998 are attached.

EXHIBITS:

         10.1 Agreement and Plan of Reorganization and Merger dated June 2, 1999 among the Registrant, FutureLink California Acquisition Corp., Executive LAN Management, Inc. (d.b.a. Micro Visions), and Holmes Trust, Glen C. Holmes and Christine M. Holmes (without schedules).*


         99.1 News Release of the Registrant dated June 3, 1999. Note: These Exhibits are attacked to the original form 8-K filed by the Registrant with regard to these matters on June 16, 1999.*

* Note: These Exhibits are attached to the original Form 8-K filed by the Registrant with regard to these matters on June 16, 1999.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     FUTURELINK DISTRIBUTION CORP.

     By: [signed: C. Chell]                                  Date: July 27, 1999
         --------------------------------------
         Cameron Chell, Chief Executive Officer

     By: [signed: R. Kilambi]                                Date: July 27, 1999
         --------------------------------------
         Raghu Kilambi, Chief Financial Officer

                         INDEX TO FINANCIAL STATEMENTS

A.1   Financial Statements of Executive LAN Management, Inc., dba Micro
        Visions, for the twelve months ended December 31, 1998 and 1997
      Report of Independent Auditors....................................... F-1
      Financial Statements
        Balance Sheets..................................................... F-2
        Statements of Income............................................... F-3
        Statements of Shareholders' Equity................................. F-4
        Statements of Cash Flows........................................... F-5
        Notes to Financial Statements...................................... F-6

A.2   Financial Statements of Executive LAN Management, Inc., dba Micro
        Visions, for the three months ended March 31, 1999 and 1998
      Financial Statements
        Balance Sheets..................................................... F-14
        Statements of Income and Retained Earnings......................... F-15
        Statements of Changes in Stockholders' Equity...................... F-16
        Consolidated Statements of Cash Flows.............................. F-17
        Notes to Consolidated Financial Statements......................... F-18

B.1   Pro forma financial information for the merged companies based on financial statements for the 12 month period ended December, 31
        1998 and the three month period ended March 31, 1999
      Financial Statements
        March 31, 1999 Pro Forma Balance Sheet............................. F-19
        March 31, 1999 Pro Forma Statement of Income and Loss.............. F-20
        December 31, 1998 Pro Forma Statement of Income and Loss........... F-21
        Notes to Unaudited Pro Forma Consolidated Financial Statements..... F-22


                         Report of Independent Auditors

The Board of Directors
Executive LAN Management, Inc., dba Micro Visions

We have audited the accompanying balance sheets of Executive LAN Management, Inc., dba Micro Visions as of December 31, 1998 and 1997, and the related statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Executive LAN Management, Inc., dba Micro Visions at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                     [Signed: Ernst & Young LLP]

Irvine California,
April 30, 1999,
Except for Note 8, as to which the date is June 24, 1999

                         Executive LAN Management, Inc.,
                                dba Micro Visions

                                 Balance Sheets

                                                                                  DECEMBER 31
                                                                           --------------------------
                                                                              1998            1997
                                                                           ----------      ----------
ASSETS
Current assets:
    Cash                                                                   $  157,000      $  690,000
    Accounts receivable, less allowance for doubtful accounts of
       $115,000 in 1998 and $79,000 in 1997                                 2,063,000       1,052,000
    Inventories                                                               815,000         231,000
    Advances due from officers                                                  2,000          72,000
    Other current assets                                                       15,000           1,000
                                                                           ----------      ----------
Total current assets                                                        3,052,000       2,046,000

Property and equipment,  less accumulated depreciation of $122,000 in
    1998 and $83,000 in 1997                                                  389,000          83,000
Other assets                                                                  146,000          33,000
                                                                           ----------      ----------
Total assets                                                               $3,587,000      $2,162,000
                                                                           ==========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                       $  797,000      $  169,000
    Line of credit                                                            261,000         150,000
    Income taxes payable                                                      153,000         237,000
    Deferred income taxes                                                     435,000         235,000
    Accrued expenses and other liabilities                                    464,000         432,000
    Deferred revenues                                                          73,000          90,000
                                                                           ----------      ----------
Total current liabilities                                                   2,183,000       1,313,000

Commitments

Shareholders' equity
Common stock, no par value:
       Authorized shares - 1,000,000
       Issued and outstanding shares - 200 in 1998 and 1997                    10,000          10,000
    Retained earnings                                                       1,394,000         839,000
                                                                           ----------      ----------
Total shareholders' equity                                                  1,404,000         849,000
                                                                           ----------      ----------
Total liabilities and shareholders' equity                                 $3,587,000      $2,162,000
                                                                           ==========      ==========

See accompanying notes.

                         Executive LAN Management, Inc.,
                                dba Micro Visions

                              Statements of Income

                                                      YEAR ENDED DECEMBER 31
                                                 -------------------------------
                                                      1998               1997
                                                 ------------       ------------
Revenues:
    Consulting revenues                          $  5,088,000       $  2,709,000
    Software revenues                               3,274,000          1,478,000
    Computer equipment sales                        4,797,000          4,972,000
    Training revenues                                 290,000             62,000
    Maintenance revenues and other income             220,000            344,000
                                                 ------------       ------------
                                                   13,669,000          9,565,000
Costs and expenses:
    Cost of revenues                                8,867,000          6,734,000
    Selling, general and administrative             3,937,000          1,951,000
    Interest expense (income), net                     10,000            (53,000)
                                                 ------------       ------------
                                                   12,814,000          8,632,000
                                                 ------------       ------------
Income before income taxes                            855,000            933,000

Provision for income taxes                            178,000            395,000
                                                 ------------       ------------
Net income                                       $    677,000       $    538,000
                                                 ============       ============
Basic and diluted earnings per share             $      3,385       $      2,690
                                                 ============       ============
Weighted average shares (basic and diluted)               200                200
                                                 ============       ============

See accompanying notes.

                         Executive LAN Management, Inc.,
                                dba Micro Visions

                       Statements of Shareholders' Equity

                                          COMMON STOCK
                                       --------------------      RETAINED
                                       SHARES       AMOUNT       EARNINGS          TOTAL
                                       ------       -------     -----------     -----------
Balance at December 31, 1996             200        $10,000     $   301,000     $   311,000
    Net income                            --             --         538,000         538,000
                                         ---        -------     -----------     -----------
Balance at December 31, 1997             200         10,000         839,000         849,000
                                         ---        -------     -----------     -----------
    Net income                            --             --         677,000         677,000
    Distributions to shareholders         --             --        (122,000)       (122,000)
                                         ---        -------     -----------     -----------
Balance at December 31, 1998             200        $10,000     $ 1,394,000     $ 1,404,000
                                         ===        =======     ===========     ===========

See accompanying notes.

                         Executive LAN Management, Inc.,
                                dba Micro Visions

                            Statements of Cash Flows

                                                            YEAR ENDED DECEMBER 31
                                                         -----------------------------
                                                             1998              1997
                                                         ------------       ----------
OPERATING ACTIVITIES
Net income                                               $    677,000       $  538,000
Adjustments to reconcile net income to net cash
    provided by operating activities:
       Depreciation and amortization                           39,000           20,000
       Change in operating assets and liabilities:
          Accounts receivable                              (1,011,000)        (495,000)
          Inventories                                        (584,000)        (183,000)
          Other current assets                                (14,000)              --
          Advance due from officers                            70,000          (72,000)
          Other assets                                       (113,000)         (25,000)
          Accounts payable and accrued expenses               660,000          281,000
          Income taxes payable                                (84,000)         237,000
          Deferred income taxes                               200,000          141,000
          Deferred revenues                                   (17,000)          90,000
                                                         ------------       ----------
Net cash (used in) provided by operating activities          (177,000)         532,000

INVESTING ACTIVITIES
Purchases of equipment                                       (345,000)         (50,000)

FINANCING ACTIVITIES
Distribution to shareholders                                 (122,000)              --
Net borrowings (repayment) from/of line of credit             111,000          (93,000)
                                                         ------------       ----------
Net cash used in financing activities                         (11,000)         (93,000)

Increase (decrease) in cash                                  (533,000)         389,000
Cash at beginning of year                                     690,000          301,000
                                                         ------------       ----------
Cash at end of year                                      $    157,000       $  690,000
                                                         ============       ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid                                            $      4,000       $   11,000
Income taxes paid                                              62,000           17,000

See accompanying notes.

                         Executive LAN Management, Inc.,
                                dba Micro Visions

                         Notes to Financial Statements

                               December 31, 1998


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Executive LAN Management dba Micro Visions (the "Company") was incorporated in California in 1993 and is a leading reseller and service provider of thin client/server-based computing systems. The Company also provides a full line of information technology consulting services including internet/intranet consulting, LAN/WAN implementation, internetworking analysis and design, application deployment and desktop management, and Year 2000 consulting. The Company's principal markets are in the U.S.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes consulting revenues upon delivery of service. Software license revenues are recognized upon delivery of the software. Computer equipment sales are recognized upon shipment of the equipment. Training revenues are recognized upon delivery of training services. Maintenance revenues are recognized ratably over the period of the maintenance contract.

UNBILLED ACCOUNTS RECEIVABLES

Unbilled accounts receivable, representing unbilled consulting services, of $89,000 and $65,000 at December 31, 1998 and 1997, respectively, are included in accounts receivable on the accompanying balance sheets.

INVENTORY

Inventory is stated at the lower of cost (first-in, first out) or market and primarily consists of prepackaged third party computer software.

                         Executive LAN Management, Inc.,
                                dba Micro Visions

                   Notes to Financial Statements (continued)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed on a straight-line method based upon the estimated useful lives of the related assets which range from five to seven years. Leasehold improvements are depreciated using the straight-line method over seven years. Property and equipment were comprised of the following:

                                                                  DECEMBER 31
                                                          ---------------------------
                                                             1998             1997
                                                          ----------       ----------
      Office furniture                                    $   90,000       $   15,000
      Computer equipment                                     376,000          149,000
      Leasehold improvements                                  45,000            2,000
                                                          ----------       ----------
                                                             511,000          166,000
      Less accumulated depreciation and amortization        (122,000)         (83,000)
                                                          ----------       ----------
                                                          $  389,000       $   83,000
                                                          ==========       ==========

LONG-LIVED ASSETS

Effective January 1, 1997, the Company adopted Statement of Financial Accounting Standards No. 121 ("SFAS No. 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present. Implementation of SFAS No. 121 was immaterial to the financial statements of the Company.

INCOME TAXES

Prior to July 1, 1998, the Company utilized the liability method to account for income taxes as set forth in SFAS No. 109, Accounting for Income Taxes. Under the liability method, deferred taxes are determined based on differences between the financial statement and tax bases of assets and liabilities using enacted tax rates.

                         Executive LAN Management, Inc.,
                                dba Micro Visions

                   Notes to Financial Statements (continued)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES (CONTINUED)

Effective July 1, 1998, the stockholders of the Company elected, under Subchapter S of the Internal Revenue Code, to include the Company's income in their own income for federal income tax purposes. Accordingly, the Company is generally not subject to federal income taxes.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist principally of cash, receivables, accounts payable, and borrowings. The Company believes all the financial instruments' recorded values approximate current values.

CONCENTRATION OF CREDIT RISK

The Company sells the majority of its products and provides services to various customers, which include a variety of large companies and distributors throughout the United States. In 1998, sales to the Company's largest customer accounted for 10% of total sales. Accounts receivable from that customer represented 12% of total accounts receivable at December 31, 1998. In 1997, sales to the Company's two largest customers accounted for 47% and 19% of total sales. Accounts receivable from those customers aggregated 44% of total accounts receivable at December 31, 1997. The Company provides for uncollectible amounts upon recognition of revenue and when specific credit problems arise. During 1998 and 1997, the Company did not perform credit evaluations on its customers, however, the Company required a twenty-five percent deposit for its first time customers. The Company generally does not require collateral on its accounts receivable.

ADVERTISING

The Company expenses advertising costs as incurred. These costs include promotional literature, direct mailing brochures, telemarketing, and trade shows. Advertising expense for the years ended December 31, 1998 and 1997 was $106,000 and $11,000, respectively.

                         Executive LAN Management, Inc.,
                                dba Micro Visions

                   Notes to Financial Statements (continued)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET INCOME PER SHARE

Effective January 1, 1998, the Company adopted SFAS No. 128, Earnings Per Share, and restated all prior period earnings per share (EPS) data, as required. SFAS No. 128 replaced the presentation of primary and fully diluted EPS pursuant to APB Opinion No. 15, Earnings Per Share, with the presentation of basic and diluted EPS. Basic EPS excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted net income per share is computed by dividing net income by the weighted average number of common shares outstanding for the period and the dilutive effect, if any, of stock options and warrants outstanding for the period.

COMPREHENSIVE INCOME

Effective January 1, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income and its components in the financial statements. For the years ended December 31, 1998 and 1997, the Company did not have any components of comprehensive income as defined by SFAS No. 130.

SEGMENTS OF A BUSINESS ENTERPRISE

Effective January 1, 1998, the Company adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, SFAS 131 superseded SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual consolidated financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not affect the consolidated results of operations or financial position of the Company.

                         Executive LAN Management, Inc.,
                                dba Micro Visions

                   Notes to Financial Statements (continued)


2. INCOME TAXES

Provision (benefit) for income taxes is comprised of the following:

                                                             DECEMBER 31
                                                       ------------------------
                                                          1998           1997
                                                       ---------       --------
      Current:
         Federal                                       $ (22,000)      $201,000
         State                                                --         53,000
                                                       ---------       --------
                                                         (22,000)       254,000
                                                       ---------       --------
      Deferred:
         Federal                                         162,000        120,000
         State                                            38,000         21,000
                                                       ---------       --------
                                                         200,000        141,000
                                                       ---------       --------
      Total provision for income taxes                 $ 178,000       $395,000
                                                       =========       ========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets (liabilities) are as follows:

                                                             DECEMBER 31
                                                      ---------------------------
                                                         1998             1997
                                                      ----------       ----------
      Deferred tax assets:
         Depreciation                                 $    1,000       $    1,000
                                                      ----------       ----------
      Total deferred tax assets                            1,000            1,000
                                                      ----------       ----------
      Deferred tax liabilities:
         Inventory adjustment                           (213,000)         (92,000)
         Accrual to cash adjustment                     (223,000)        (144,000)
                                                      ----------       ----------
      Net deferred tax liabilities                      (436,000)        (236,000)
                                                      ----------       ----------
      Total net deferred tax liabilities              $ (435,000)      $ (235,000)
                                                      ==========       ==========

On July 1, 1998, the Company changed its tax status, as defined by the Internal Revenue Code, to Subchapter S, which eliminated the requirement for the Company to pay federal income taxes as net income is passed through and taxable to the individual stockholders. A state provision for income taxes will be recorded based on a California statutory rate of 1.5% for Subchapter S Corporations.

                         Executive LAN Management, Inc.,
                                dba Micro Visions

                   Notes to Financial Statements (continued)


2. INCOME TAXES (CONTINUED)

Income tax benefit computed at the statutory federal income tax rate (34%) and income tax expense provided in the financial statements differ as follows for the years ended December 31:

                                                                      1998            1997
                                                                   ----------       --------
      Benefit computed at the statutory rate                       $  291,000       $317,000
      S Corp income not subject to tax                               (111,000)            --
      Nondeductible expenses                                           (6,000)         6,000
      Statement income tax, net of federal income tax benefit          19,000         54,000
      Other                                                           (15,000)        18,000
                                                                   ----------       --------
      Income tax expense                                           $  178,000       $395,000
                                                                   ==========       ========

3. LINE OF CREDIT

The Company entered into a $2.5 million line of credit agreement with a financial institution to finance its inventory purchases. The available credit line is based on a percentage of the Company's eligible accounts receivable balance less the outstanding balance owed to the financial institution. The outstanding balance bears interest at prime plus 3.03% (10.78% at December 31, 1998). At December 31, 1998, the unused credit line was $2,134,000. Substantially all of the Company's assets are collateral under the credit agreement.

4. COMMITMENTS

The Company has entered into various operating leases ranging from three to five years for its facilities. Rentals under certain leases have rent escalation clauses as set forth in their respective lease agreements. Future minimum rental commitments as of December 31, 1998 are as follows:

      1999                                                           $  279,000
      2000                                                              267,000
      2001                                                              244,000
      2002                                                              181,000
      2003                                                               91,000
                                                                     ----------
                                                                     $1,062,000
                                                                     ==========

Rent expense was $135,000 and $36,000 for the years ended December 31, 1998 and 1997, respectively.

                         Executive LAN Management, Inc.,
                                dba Micro Visions

                   Notes to Financial Statements (continued)


5. EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share:

                                                              DECEMBER 31
                                                         ----------------------
                                                           1998          1997
                                                         --------      --------
      Numerator:
         Net income                                      $677,000      $538,000

      Denominator:
         Shares used in computing basic and
            diluted earnings per share
                                                              200           200
                                                         ========      ========
      Basic and diluted earnings per share               $  3,385      $  2,690
                                                         ========      ========

6. RELATED PARTY TRANSACTIONS

During 1997 and 1998, the Company made various advances to its officers. Advances in 1997 aggregated $72,000 with one advance to a shareholder in the amount of $68,000. This advance was canceled by the Company in 1998 and recorded as a bonus payment. Outstanding advances to officers at December 31, 1998 was $2,000.

7. PENSION PLANS

The Company has three defined contribution pension plans covering employees over the age of 21 years with one year of service. The Company's contribution requirements under these plans range from zero percent to one hundred percent of participants' eligible annual compensation as defined in the plan documents. The Company's combined contributions to these plans for the years ended December 31, 1998 and 1997 were $108,000 and $15,000, respectively.

8. SUBSEQUENT EVENTS

On June 2, 1999, the Company and the Company's shareholders signed an Agreement and Plan of Reorganization and Merger (the "Agreement") with FutureLink Distribution Corp. ("FutureLink"). The Agreement provides for a merger of the Company with a subsidiary of FutureLink such that the Company's outstanding stock shall be converted into and become a right to receive the consideration as set forth in the agreement. The merger is to take place as soon as practicable after the satisfaction or waiver of the conditions set forth in the Agreement and is anticipated to be completed by October 1999.

                         Executive LAN Management, Inc.,
                                dba Micro Visions

                   Notes to Financial Statements (continued)


9. IMPACT OF YEAR 2000 (UNAUDITED)

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. The Company has completed an assessment of their IT systems as well as the software and hardware sold to its customers noting that they are Year 2000 compliant. The Company's IT systems primarily consist of its financial reporting system. In July 1998, the Company purchased and implemented a Year 2000 compliant financial reporting software package totaling $42,000. The Company's non-IT systems primarily consist of heating, sprinklers and security equipment at the Company's facilities. The Company will complete its review and remediation of its non-IT systems and its IT systems other than the financial reporting system by October 1, 1999. The Company estimates that the total remaining costs to complete any required modifications, upgrades or replacements of its IT and non-IT systems will not have a material adverse effect on its business or results of operations. The Company has obtained Year 2000 compliant certification letters from its major software and hardware vendors noting that their software and hardware sold by the Company are Year 2000 compliant. However, the failure of the Company's other vendors and suppliers to be fully Year 2000 compliant with regards to their products by January 1, 2000 could result in interruptions in the Company's normal business work operations. The Company is currently developing contingency plans to address the year 2000 issues that may pose a significant risk to the Company's ongoing operations. The Company expects to complete the contingency plans by October 31, 1999.

                         EXECUTIVE LAN MANAGEMENT, INC.,
                                dba MICROVISIONS

                                 BALANCE SHEETS
                      (See basis of presentation - Note 1)
                          (All amounts stated in $U.S.)

                                                                MARCH 31
                                                        --------------------------
                                                           1999            1998
UNAUDITED                                                    $               $
--------------------------------------------------      ----------      ----------
ASSETS
CURRENT
Cash                                                        49,000       1,125,000
Accounts receivable, net                                 2,358,000         961,000
Inventory                                                  422,000         129,000
Other current assets                                        62,000          35,000
                                                        ----------      ----------
TOTAL CURRENT ASSETS                                     2,891,000       2,250,000
                                                        ----------      ----------
Capital assets, net                                        441,000         102,000
Other assets                                               155,000         104,000
                                                        ----------      ----------
                                                           596,000         206,000
                                                        ----------      ----------
TOTAL ASSETS                                             3,487,000       2,456,000
                                                        ==========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
Line of credit                                             158,000         223,000
Accounts payable                                           713,000          78,000
Income taxes payable                                       242,000         237,000
Deferred income taxes                                      435,000         374,000
Accrued expenses and other liabilities                     319,000         268,000
Deferred revenues                                           83,000         144,000
                                                        ----------      ----------
TOTAL CURRENT LIABILITIES                                1,950,000       1,324,000
                                                        ----------      ----------
STOCKHOLDERS' EQUITY
Common stock, no par value:
   Authorized
     Authorized shares - 1,000,000
     Issued and outstanding - 200 in 1999 and 1998          10,000          10,000
Retained earnings                                        1,527,000       1,122,000
                                                        ----------      ----------
TOTAL SHAREHOLDERS' EQUITY                               1,537,000       1,132,000
                                                        ----------      ----------
                                                         3,487,000       2,456,000
                                                        ==========      ==========

See accompanying notes

                         EXECUTIVE LAN MANAGEMENT, INC.,
                                dba MICROVISIONS

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                          (All amounts stated in $U.S.)

                                                        3 month period ended
                                                              March 31
                                                      --------------------------
                                                        1999             1998
UNAUDITED                                                 $                $
----------------------------------------------        ----------      ----------
REVENUE
Consulting services                                    1,838,000       1,146,000
Hardware and software sales                            2,013,000       1,451,000
Other                                                    181,000          56,000
                                                      ----------      ----------
                                                       4,032,000       2,653,000
                                                      ----------      ----------
EXPENSES
Hardware and software purchases                        1,678,000       1,240,000
Consulting                                               609,000         420,000
Selling, general and administrative                    1,500,000         520,000
Interest                                                   2,000              --
Depreciation                                              20,000           2,000
                                                      ----------      ----------
                                                       3,809,000       2,182,000
                                                      ----------      ----------
INCOME BEFORE INCOME TAXES                               223,000         471,000
Provision for income taxes [note 2]                       90,000         188,000
                                                      ----------      ----------
INCOME FOR THE PERIOD                                    133,000         283,000
                                                      ==========      ==========
RETAINED EARNINGS, BEGINNING OF PERIOD                 1,394,000         839,000
RETAINED EARNINGS, END OF PERIOD                       1,527,000       1,122,000
                                                      ==========      ==========

See accompanying notes

                         EXECUTIVE LAN MANAGEMENT, INC.,
                                dba MICROVISIONS

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                          (All amounts stated in $U.S.)

                                                                        RETAINED
                                                COMMON STOCK            EARNINGS
                                            ---------------------      ---------
UNAUDITED                                    SHARES           $             $
--------------------------------            --------       ------      ---------
BALANCE, DECEMBER 31, 1997                       200       10,000        839,000
   Net income                                                            283,000
                                            --------       ------      ---------
BALANCE, MARCH 31, 1998                          200       10,000      1,122,000
   Net income                                                            394,000
   Distributions to stockholders                                        (122,000)
                                            --------       ------      ---------
BALANCE, DECEMBER 31, 1998                       200       10,000      1,394,000
   Net income                                                            133,000
                                            --------       ------      ---------
BALANCE, MARCH 31, 1999                          200       10,000      1,527,000
                                            ========       ======      =========

See accompanying notes

                         EXECUTIVE LAN MANAGEMENT, INC.,
                                dba MICROVISIONS

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (All amounts stated in $U.S.)

                                                                   3 MONTH PERIOD ENDED
                                                                         MARCH 31
                                                                 -------------------------
                                                                   1999            1998
UNAUDITED                                                           $                $
-----------------------------------------------------------      --------       ----------
CASH FLOWS USED IN OPERATING ACTIVITIES
Net income for the period                                         133,000          283,000
Adjustments to reconcile net income to net cash provided by
   operating activities
     Depreciation                                                  20,000            2,000
     Changes in operating assets and liabilities:
         Accounts receivable                                     (295,000)          92,000
         Inventories                                              393,000          102,000
         Other current assets                                     (45,000)          38,000
         Other assets                                              (9,000)         (71,000)
         Accounts payable and accrued expenses                   (137,000)        (117,000)
         Deferred revenues                                         10,000           54,000
                                                                 --------       ----------
                                                                   70,000          383,000
                                                                 --------       ----------
CASH FLOWS USED IN INVESTING ACTIVITIES
Capital assets purchased                                          (75,000)         (21,000)
                                                                 --------       ----------
                                                                  (75,000)         (21,000)
                                                                 --------       ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayment) from/of line of credit                (103,000)          73,000
                                                                 --------       ----------
                                                                 (103,000)          73,000
                                                                 --------       ----------
INCREASE/(DECREASE) IN CASH                                      (108,000)         435,000
Cash, beginning of period                                         157,000          690,000
                                                                 --------       ----------
CASH, END OF PERIOD                                                49,000        1,125,000
                                                                 ========       ==========

See accompanying notes

                         EXECUTIVE LAN MANAGEMENT, INC.,
                                dba MICROVISIONS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


March 31, 1999 and 1998
(Unaudited)

1. BASIS OF PRESENTATION

The accompanying financial statements have been prepared on a consistent basis with that of the annual financial statements and reflect all adjustments which are, in the opinion of management, necessary to reflect a fair presentation for the periods being presented.

2. INCOME TAXES

On July 1, 1998, the Company changed its tax status, as defined by the Internal Revenue Code, to Subchapter S, which eliminated the requirement for the Company to pay federal income taxes as net income is passed through and taxable to the individual stockholders. The March 31, 1999 income tax figure includes the federal income taxes related to the income earned by the Company for the period.

3.   SUBSEQUENT EVENTS

On June 2, 1999, the Company and the Company's shareholders signed an Agreement and Plan of Reorganization and Merger (the "Agreement") with FutureLink Distribution Corp. ("FutureLink"). The Agreement provides for a merger of the Company with a subsidiary of FutureLink such that the Company's outstanding stock shall be converted into and become a right to receive the consideration as set forth in the agreement. The merger is to take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in the Agreement and is anticipated to be completed by October, 1999.

                          FUTURELINK DISTRIBUTION CORP.
                     MARCH 31, 1999 PRO FORMA BALANCE SHEET
                                    UNAUDITED
  (all amounts in United States thousands of dollars except Earnings Per Share)

                                                                                  Pro Forma       Note         Pro Forma
                                                  FutureLink   Micro Visions     Adjustments    Reference     Consolidated
                                                  ----------   -------------     -----------   -----------    ------------
CURRENT
Cash                                                     5              49              --                            54
Accounts receivable                                  1,809           2,358              --                         4,167
Due from related parties                                64              --              --                            64
Prepaid expenses                                        98              --             (39)      (2.2)                59
Inventory                                              543             422              --                           965
Other current assets                                    --              62              --                            62
                                                   -------         -------         -------     -----------       -------
                                                     2,519           2,891             (39)                        5,371
                                                   -------         -------         -------     -----------       -------

Capital assets                                       1,679             441              --                         2,120
Other assets                                            --             155              --                           155
Goodwill                                             4,822              --          44,161     (2.1),(2.3)        48,983
Employee and consultants base                        2,551              --              --                         2,551
Other investments                                       40              --              --                            40
                                                   -------         -------         -------     -----------       -------
                                                     9,092             596          44,161                        53,849
                                                   -------         -------         -------     -----------       -------
TOTAL ASSETS                                        11,611           3,487          44,122                        59,220

CURRENT
Bank debt                                              946             158              --                         1,104
Accounts payable and accrued liabilities             2,995           1,032             284       (2.2)             4,311
Income taxes payable                                    --             242              --                           242
Deferred income taxes                                   --             435              --                           435
Due to other related                                   113              --              --                           113
Due to former shareholders of Micro Visions             --              --          12,000       (2.1)            12,000
Deferred revenues                                       --              83              --                            83
                                                   -------         -------         -------     -----------       -------
                                                     4,054           1,950          12,284                        18,288
                                                   -------         -------         -------     -----------       -------

Capital lease obligation                                30              --              --                            30
Convertible debentures principle                     4,271              --              --                         4,271
Convertible debentures discount and other             (457)             --              --                          (457)
Accrued interest                                       124              --              --                           124
Other long term debt                                   248              --              --                           248
Deferred taxes                                       1,093              --              --                         1,093
                                                   -------         -------         -------     -----------       -------
TOTAL LIABILITIES                                    9,363           1,950          12,284                        23,597
                                                   -------         -------         -------     -----------       -------

Paid up shares                                           3              10               6       (2.1)
                                                                                       (10)      (2.2)                 9
Exchangeable shares                                    851              --              --                           851
Capital in excess of par                             9,736              --          33,369       (2.1)            43,105
Contributed surplus                                  2,229              --              --                         2,229
Cumulative translation account                        (138)             --              --                          (138)
Retained Earnings/(Deficit)                        (10,433)          1,527          (1,527)      (2.2)           (10,433)
                                                   -------         -------         -------     -----------       -------
                                                     2,248           1,537          31,838                        35,623
                                                   -------         -------         -------     -----------       -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          11,611           3,487          44,122                        59,220
                                                   =======         =======         =======     ===========       =======

       See accompanying notes to unaudited proforma financial statements.

                          FUTURELINK DISTRIBUTION CORP.
              MARCH 31, 1999 PRO FORMA STATEMENT OF INCOME AND LOSS
                                    UNAUDITED
  (all amounts in United States thousands of dollars except Earnings Per Share)

                                                                           Pro Forma      Note          Pro Forma
                                           FutureLink     Micro Visions   Adjustments   Reference      Consolidated
                                           ----------     -------------   -----------   ---------      ------------
REVENUES
Consulting                                      1,197          1,838             --                           3,035
Hardware and software sales                       383          2,013             --                           2,396
Server farm sales                                 164             --             --                             164
Other                                              --            181             --                             181
                                           ----------         ------         ------        ----         -----------
                                                1,744          4,032             --                           5,776
                                           ----------         ------         ------        ----         -----------

EXPENSES
Contracts, payroll and benefits                 1,596            609             --                           2,205
Hardware and software purchases                   353          1,678                                          2,031
Selling, general and administration               770          1,500             --                           2,270
Interest expense                                  998              2             --                           1,000
Depreciation                                      132             20             --                             152
Goodwill and other amortization                   529             --          2,208        (3.1)              2,737
Other expenses                                    587             --             --                             587
                                           ----------         ------         ------        ----         -----------
                                                4,965          3,809          2,208                          10,982
                                           ----------         ------         ------        ----         -----------
NET PROFIT/(LOSS) BEFORE TAX                   (3,221)           223         (2,208)                         (5,206)
Deferred tax benefit                              119            (90)            --                              29
                                           ----------         ------         ------        ----         -----------
NET PROFIT/(LOSS) AFTER TAX                    (3,102)           133         (2,208)                         (5,177)
                                           ==========                                                   ===========
LOSS PER COMMON SHARE                      $    (0.53)                                                  $     (0.44)
                                           ==========                                                   ===========
WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING                       5,813,793                                        (4)         11,813,993
                                           ==========                                                   ===========

       See accompanying notes to unaudited proforma financial statements.

                          FUTURELINK DISTRIBUTION CORP.
            DECEMBER 31, 1998 PRO FORMA STATEMENT OF INCOME AND LOSS
                                    UNAUDITED
  (all amounts in United States thousands of dollars except Earnings Per Share)

                                                                            Pro Forma       Note         Pro Forma
                                           FutureLink      Micro Visions   Adjustments    Reference     Consolidated
                                           ----------      -------------   -----------    ---------     ------------
REVENUES
Consulting                                      1,471           5,088             --                          6,559
Hardware and software sales                       963           8,071             --                          9,034
Other                                               3             510             --                            513
                                           ----------         -------         ------        ----         ----------
                                                2,437          13,669             --                         16,106
                                           ----------         -------         ------        ----         ----------
EXPENSES
Contracts, payroll and benefits                 3,662           2,092             --                          5,754
Hardware and software purchases                   880           6,775             --                          7,655
Selling, general and administration               691           3,898             --                          4,589
Interest expense                                1,304              10             --                          1,314
Depreciation                                      119              39             --                            158
Amortization                                      697              --          8,832        (3.1)             9,529
Other expenses                                    295              --                         --                295
                                           ----------         -------         ------        ----         ----------
                                                7,648          12,814          8,832                         29,294
                                           ----------         -------         ------        ----         ----------
PROFIT/(LOSS) FROM OPERATIONS                  (5,211)            855         (8,832)                       (13,188)

Loss on sale of assets                            (48)             --             --                            (48)
Equity loss of affiliate                         (860)             --             --                           (860)
Minority interest                                  34              --             --                             34
                                           ----------         -------         ------        ----         ----------
                                                 (874)             --             --                           (874)
                                           ----------         -------         ------        ----         ----------
PROFIT/(LOSS) BEFORE INCOME TAXES              (6,085)            855         (8,832)                       (14,062)
Provision for income taxes                        205            (178)            --                             27
                                           ----------         -------         ------        ----         ----------
NET PROFIT/(LOSS) AFTER TAX                    (5,880)            677         (8,832)                       (14,035)
                                           ----------         -------         ------        ----         ----------

LOSS PER COMMON SHARE                      $    (1.86)                                                   $    (1.53)
                                           ==========                                                    ==========
WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING                       3,169,314                                         (4)         9,169,314
                                           ==========                                                    ==========

       See accompanying notes to unaudited proforma financial statements.

                          FUTURELINK DISTRIBUTION CORP.

         NOTES TO UNAUDITED PRO FROMA CONSOLIDATED FINANCIAL STATEMENTS
                     (all amounts in United States dollars)

MARCH 31, 1999

On June 2, 1999, FutureLink Distribution Corp. ("FutureLink") entered into an Agreement and Plan of Reorganization and Merger (the "Agreement") with Executive LAN Management, Inc. ("Micro Visions"). The Agreement provides for a merger of Micro Visions with FutureLink such that Micro Visions' outstanding stock shall be sold to FutureLink in exchange for $12,000,000 cash and 6,000,000 FutureLink common shares, as well as contingent consideration of 2,400,000 common shares subject to the achievement of certain targets. The merger is to take place as soon as practicable after the satisfaction or waiver of the conditions set forth in the Agreement and is anticipated to be completed by October 1999.

1. The accompanying unaudited pro forma consolidated financial statements have been prepared by management from the unaudited financial statements of FutureLink and Micro Visions as at March 31, 1999 for the three month period then ended and the audited financial statements of FutureLink and Micro Visions as at December 31, 1998 and for the year then ended, together with other information available to the companies. In the opinion of the management of FutureLink, these pro forma consolidated financial statements include all adjustments necessary for fair presentation in accordance with accounting principles generally accepted in the United States. These pro forma consolidated financial statements may not be indicative of the financial position or the results of operations that actually would have occurred if the events reflected therein had been in effect on the dates indicated nor of the financial position or the results of operations which may be obtained in the future.

     These pro forma financial statements should be read in conjunction with the audited and unaudited financial statements of the companies.

2. The pro forma consolidated balance sheet at March 31, 1999 gives effect to the following assumptions and transactions, all of which will become effective on the date of the fulfillment or waiver of the conditions of the Micro Visions Acquisition Agreement as if the effective date of that agreement was March 31, 1999:

     2.1 The acquisition of all of the outstanding common shares of Micro Visions in exchange for cash consideration of $12,000,000 and 6,000,000 common shares of FutureLink with an ascribed value of $33,375,000 ($6,000 to paid up shares and $33,369,000 to capital in excess of par).

                          FUTURELINK DISTRIBUTION CORP.

         NOTES TO UNAUDITED PRO FROMA CONSOLIDATED FINANCIAL STATEMENTS
                     (all amounts in United States dollars)


     MARCH 31, 1999

          The acquisition has been accounted for in these pro forma consolidated financial statements by the purchase method. The purchase price has been allocated to the net assets acquired based on their estimated fair values, as follows:

                                                                   Purchase
                                                                  Allocation
                                                                    $(000's)
                                                                  ----------
              Net assets acquired                                     1,537
              Goodwill                                               44,161
                                                                    -------
              Purchase price                                        $45,698
                                                                    -------
              Consideration:
              Cash                                                   12,000
              Common shares of FutureLink                            33,375
              Acquisition costs                                         323
                                                                    -------
              Total consideration                                   $45,698
                                                                    -------

     2.2 The allocation to goodwill of the estimated costs of the acquisition described in 2.1 above, in the amount of $323,000, $284,000 of which was payable and $39,000 of which had been incurred prior to March 31, 1999 and the elimination of the share capital ($10,000) and retained earnings ($1,527,000) of Micro Visions on its acquisition.

     2.3 Additional consideration payable to the former shareholders of Micro Visions has not been reflected in the pro forma consolidated financial statements as the outcome of the contingency cannot be reasonably determined at this time. The additional share consideration, which will be recorded as additional purchase price consideration (goodwill) if and when it becomes payable, is based upon the achievement of the following performance criteria as described in the Agreement for the period from January 1, 1999 to December 31, 1999:

          a) 1,200,000 FutureLink common shares to be issued if Micro Visions achieves sales in excess of $18,000,000;

          b) 720,000 FutureLink common shares to be issued if FutureLink and Micro Visions together enlist 100 new customers; and

          c) 480,000 FutureLink common shares to be issued if FutureLink and Micro Visions together install and integrate at least 200 new servers.

     2.4 A dividend which may be declared by Micro Visions prior to closing has not been reflected in the pro forma consolidated financial statements as the amount cannot be reasonably estimated at this time. As per the Agreement, the dividend amount, if any, will be equivalent to the federal and state income tax in respect of income earned by Micro Visions from the beginning of the current fiscal year of Micro Visions (being October 1, 1998) through to closing of the Agreement. The amount of any dividend paid would result in a corresponding amount being allocated to goodwill.

                         FUTURELINK DISTRIBUTION CORP.

         NOTES TO UNAUDITED PRO FROMA CONSOLIDATED FINANCIAL STATEMENTS
                     (all amounts in United States dollars)


MARCH 31, 1999

3. The pro forma consolidated statements of income for the three months ended March 31, 1999 and the year ended December 31, 1998 give effect to the acquisition of Micro Visions as described in 2.1 and 2.2 above which will become effective on the date of the fulfillment or waiver of the conditions of the Agreement as if the transactions had occurred January 1, 1999, and January 1, 1998, respectively. The following adjustments are reflected:

     3.1 The amortization of goodwill attributable to the allocation of the purchase price of Micro Visions in excess of the carrying value of the net assets acquired (see 2.1 and 2.2 above) calculated on a straight line basis over a period of 5 years.

4. The weighted average number of shares outstanding and the loss per share give retroactive effect to the share consolidation of 5 to 1 on June 1, 1999.

     The weighted average number of shares outstanding has been adjusted to give effect to the shares issued upon acquisition of Micro Visions as though they had been outstanding as at the beginning of the period. The weighted average number of shares outstanding does not include the contingent share consideration.

     Fully diluted earnings per share does not differ from basic earnings per share.

                                  EXHIBIT INDEX

Exhibit No:                                                                   Page
-----------                                                                   ----
   10.1*       Agreement and Plan of Reorganization and Merger
               dated June 2, 1999 among the Registrant, FutureLink
               California Acquisition Corp., Executive LAN Management, Inc.
               (d.b.a. Micro Visions), and Holmes Trust, Glen C. Holmes and
               Christine M. Holmes (without schedules).

   99.1*       News Release of the Registrant dated June 3, 1999

     * Previously filed.